EXHIBIT 99.01

Philip Talamo, Investor Relations 212.969.2383 ir@alliancebernstein.com	John Meyers, Media 212.969.2301 pr@alliancebernstein.com

News Release

AllianceBernstein Holding L.P. Announces Third Quarter Diluted Net Income of $0.73 per Unit;
Declares a $0.60 per Unit Cash Distribution, which Excludes Insurance Recoveries of $0.13 per Unit

New York, NY, October 22, 2008 – AllianceBernstein Holding L.P. (“AllianceBernstein Holding”) (NYSE: AB) and AllianceBernstein L.P. (“AllianceBernstein”) today reported financial and operating results for the quarter ended September 30, 2008.

AllianceBernstein Holding (The Publicly Traded Partnership):
•	Diluted net income per Unit for the quarter ended September 30, 2008 was $0.73, a decrease of 39% from $1.20 for the same period in 2007.

•
Distribution per Unit for the third quarter of 2008 will be $0.60, a decrease of 50% from $1.20 for the same period in 2007.  The distribution is payable on November 13, 2008 to holders of record of AllianceBernstein Holding Units at the close of business on November 3, 2008.

During the third quarter of 2008, AllianceBernstein recorded approximately $35.3 million in insurance recoveries relating to payments made for a class action claims processing error.  A reserve of $56.0 million was established in the fourth quarter of 2006 for this error.  AllianceBernstein Holding’s fourth quarter 2006 cash distribution was based on net income before this charge.  Accordingly, these recoveries were not included in the per Unit cash distribution for the current quarter.

AllianceBernstein (The Operating Partnership):
•	Assets Under Management (AUM) at September 30, 2008 were $590 billion, a 28% decrease from a year ago, due to net outflows and substantial market depreciation.

•
Net outflows for the three months ended September 30, 2008 were $14.8 billion, consisting of Retail net outflows of $9.1 billion, Institutional Investments net outflows of $5.2 billion and Private Client net outflows of $0.5 billion.

•
Net outflows for the twelve months ended September 30, 2008 were $12.5 billion, consisting of Retail net outflows of $17.4 billion, Institutional Investments net inflows of $4.7 billion and Private Client net inflows of $0.2 billion.

“In the third quarter of 2008, exceptionally turbulent capital market conditions led to sharply negative absolute investment returns in most of our investment services. Relative performance suffered as well, owing to our exposure to sectors directly affected by the global financial crisis. Our substantial weighting of non-US investments added still more downward pressure to results, as the US dollar strengthened considerably during the quarter. While investment returns are clearly disappointing, we continue to believe that client portfolios are positioned to weather the current storm and recover strongly after it lifts. Some of our best periods of absolute and relative returns have occurred in the aftermath of prior bouts of market turbulence, and we anticipate that this pattern will repeat itself in the current episode” said Lewis Sanders, Chairman and Chief Executive Officer.

“The firm’s organic growth remained negative in the third quarter, with outflows accelerating versus the second quarter of 2008 in Retail and Institutional Investments channels, while Private Client outflows remained modest.  Retail outflows were driven by both significantly slower sales and a marked increase in redemptions. Institutional Investments outflows were primarily a function of sharply lower sales, rather than higher account terminations and the backlog of new but not yet funded institutional mandates declined slightly to $14 billion. If history is a guide, the firm’s organic growth will likely remain under considerable pressure until market conditions improve.

“Our institutional research services unit continued to perform very well, with revenues in the third quarter up 21% year-over-year and 13% sequentially, benefiting from strong volume growth and market share gains, especially in the US. The firm continued to improve its competitive standing in research quality.  We ranked 6th in Institutional Investor's recently released All-America poll and ten of our analysts ranked #1 in their sector, the strongest showing in our history.

“The firm’s financial results were quite weak in the third quarter, as the precipitous decline in the global capital markets impacted assets under management and related fee revenue. The revenue decline was exacerbated by losses of $123 million on investments related to employee deferred compensation, which, net of lower compensation expenses and taxes, reduced reported earnings by about $0.24 per Unit. Despite aggressive expense management, operating margin fell year-over-year by 410 basis points to 28.8%. The margin decline was moderated by insurance recoveries of approximately $35.3 million ($0.13 per Unit) relating to a class action claims processing error for which a $56.0 million reserve was established in the fourth quarter of 2006.  As cash distributions to Unitholders were not reduced when the reserves were established, the insurance recoveries are not included in distributable income in the current quarter.

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“With assets under management now far below expectations, the company is moving to reset its expense base and capital outlays to an appropriate level. The highly variable nature of our cost structure will be helpful in accomplishing this mission. However, a reduction in headcount, much of which will be implemented in this year’s fourth quarter, is unavoidable and will result in a charge against earnings, the size of which has not been determined. Additionally, capital spending plans have been reduced to a level below depreciation and amortization. These actions notwithstanding, we will be moving ahead on the new business initiatives that we believe are most important to the firm’s future growth.

“Of equal importance, the firm’s solid financial foundation and limited use of its balance sheet for purposes other than normal working capital requirements position us well to navigate through this difficult period.

“These are tough times, to be sure.  In such times, having a single-minded focus on producing superior investment returns and delivering world class service to our clients is evermore important and remains the number one priority of all AllianceBernstein employees,” concluded Mr. Sanders.

CONFERENCE CALL INFORMATION RELATING TO THIRD QUARTER 2008 RESULTS

OCTOBER 22, 2008 AT 5:00 P.M. (Eastern Daylight Time)

AllianceBernstein’s management will review third quarter 2008 financial and operating results on Wednesday, October 22, 2008, during a conference call beginning at 5:00 p.m. (EDT), following the release of its financial results after the close of the New York Stock Exchange.  The conference call will be hosted by Lewis A. Sanders, Chairman and Chief Executive Officer, and Gerald M. Lieberman, President and Chief Operating Officer.

Parties may access the conference call by either webcast or telephone:

1.
To listen by webcast, please visit AllianceBernstein’s Investor Relations website at http://ir.alliancebernstein.com/investorrelations at least 15 minutes prior to the call to download and install any necessary audio software.

2.	To listen by telephone, please dial (866) 556-2265 in the U.S. or (973) 935-8521 outside the U.S., 10 minutes before the 5:00 p.m. (EDT) scheduled start time. The conference ID# is 68115800.

The presentation that will be reviewed during the conference call will be made available on AllianceBernstein’s Investor Relations website shortly after the release of third quarter 2008 financial results on October 22, 2008.

An audio replay of the conference call will be made available beginning at approximately 7:00 p.m. (EDT) on October 22, 2008 and will be available for one week. To access the audio replay, please call (800) 642-1687 from the U.S., or outside the U.S. call (706) 645-9291, and provide conference ID# 68115800.  The replay will also be available via webcast on AllianceBernstein’s website for one week.

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About AllianceBernstein

AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional clients, individuals and private clients in major markets around the world.  AllianceBernstein employs more than 500 investment professionals with expertise in growth equities, value equities, fixed income securities, blend strategies and alternative investments and, through its subsidiaries and joint ventures, operates in more than 20 countries.  AllianceBernstein’s research disciplines include fundamental research, quantitative research, economic research and currency forecasting capabilities.  Through its integrated global platform, AllianceBernstein is well-positioned to tailor investment solutions for its clients. AllianceBernstein also offers independent research, portfolio strategy and brokerage-related services to institutional investors.

At September 30, 2008, AllianceBernstein Holding L.P. (“Holding”) owned approximately 33.6% of the issued and outstanding AllianceBernstein Units.  AXA Financial was the beneficial owner of approximately 62.6% of the AllianceBernstein Units at September 30, 2008 (including those held indirectly through its ownership of approximately 1.6% of the issued and outstanding Holding Units) which, including the general partnership interests in AllianceBernstein and Holding, represent an approximate 63.0% economic interest in AllianceBernstein.  AXA Financial is a wholly-owned subsidiary of AXA, one of the largest global financial services organizations.

Cautions regarding Forward-Looking Statements

Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately managed accounts, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly traded partnerships are taxed. We caution readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” in  Part I, Item 1A of our Form 10-K for the year ended December 31, 2007 and Part II, Item 1A of our Form 10-Q for the quarter ended June 30, 2008. Any or all of the forward-looking statements that we make in this news release, Form 10-K, Form 10-Q, other documents we file with or furnish to the SEC, or any other public statements we issue, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and those listed above and below could also adversely affect our revenues, financial condition, results of operations, and business prospects.

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The forward-looking statements referred to in the preceding paragraph include statements regarding:

•
Our anticipation that the historical pattern of some of our best absolute and relative returns following bouts of market turbulence will repeat itself in the current episode, and our confidence that the actions we are taking will position us to take advantage of a recovery for our clients and for the firm which history tells us will arrive sooner and be stronger than generally expected:  Historical performance is not necessarily indicative of future results or market movements.  The actual performance of the capital markets and other factors beyond our control will affect our investment success for clients and asset flows.

•
Our backlog of new institutional mandates not yet funded: Before they are funded, institutional mandates do not represent legally binding commitments to fund and, accordingly, the possibility exists that not all mandates will be funded in the amounts and at the times we currently anticipate.

•
The firm’s solid financial foundation positioning it well to navigate through this difficult period:  Our solid financial foundation is dependent on our cash flow from operations, which is subject to the performance of the capital markets and other factors beyond our control.

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ALLIANCEBERNSTEIN L.P.
(THE OPERATING PARTNERSHIP)
SUMMARY CONSOLIDATED STATEMENTS OF INCOME
SEPTEMBER 30, 2008
(unaudited, $ thousands)

	Three Months Ended
	9/30/08	9/30/07
Revenues:
Investment Advisory & Services Fees	$713,229	$870,282
Distribution Revenues	96,711	120,289
Institutional Research Services	124,854	103,552
Dividend and Interest Income	18,937	72,665
Investment Gains (Losses)	(131,920)	10,200
Other Revenues	28,230	30,856
Total Revenues	850,041	1,207,844
Less: Interest Expense	9,050	55,022
Net Revenues	840,991	1,152,822

Expenses:
Employee Compensation & Benefits	328,614	446,938
Promotion & Servicing:
Distribution Plan Payments	69,994	86,230
Amortization of Deferred Sales Commissions	19,324	23,739
Other	50,013	61,192
General & Administrative	114,333	141,894
Interest on Borrowings	2,117	5,965
Amortization of Intangible Assets	5,179	5,179
	589,574	771,137

Operating Income	251,417	381,685
Non-Operating Income	4,921	3,353

Income before Income Taxes and Non-Controlling
Interest in Earnings of Consolidated Entities	256,338	385,038

Income Taxes	27,258	34,574
Non-Controlling Interest in Earnings of Consolidated Entities,
Net of Taxes	9,551	2,382

NET INCOME	$219,529	$348,082

Operating Margin(1)	28.8%	32.9%
(1)  Operating Margin = (Operating Income - Non-Controlling Interest in Earnings)/Net Revenues.

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ALLIANCEBERNSTEIN HOLDING L.P.
(THE PUBLICLY TRADED PARTNERSHIP)
SUMMARY STATEMENTS OF INCOME
(unaudited, $ thousands except per unit amounts)

	Three Months Ended
	9/30/08	9/30/07

Equity in Earnings of Operating Partnership	$72,936	$114,856

Income Taxes	8,575	10,028

NET INCOME	64,361	104,828

Additional Equity in Earnings of Operating Partnership(1)	251	1,243

NET INCOME - Diluted(2)	$64,612	$106,071

DILUTED NET INCOME PER UNIT	$0.73	$1.20

DISTRIBUTION PER UNIT(3)	$0.60	$1.20

(1) To reflect higher ownership in the Operating Partnership resulting from application of the treasury stock method to outstanding options.
(2) For calculation of Diluted Net Income per Unit.
(3) Excludes insurance recoveries related to class action claims processing error.

ALLIANCEBERNSTEIN L.P. AND ALLIANCEBERNSTEIN HOLDING L.P.
UNITS OUTSTANDING AND WEIGHTED AVERAGE UNITS OUTSTANDING
SEPTEMBER 30, 2008

		Weighted Average Units Three Months Ended
	Period End
	Units	Basic	Diluted

AllianceBernstein L.P.	260,989,769	260,975,837	261,490,610

AllianceBernstein Holding	87,595,926	87,581,994	88,096,767

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ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
THREE MONTHS ENDED SEPTEMBER 30, 2008
($ billions)

	Institutional Investments	Retail	Private Client	Total

Beginning of Period	$461.0	$156.7	$98.9	$716.6

Sales/New accounts	4.8	4.9	2.7	12.4
Redemptions/Terminations	(9.4)	(11.3)	(1.6)	(22.3)
Cash flow	(0.6)	(2.4)	(1.5)	(4.5)
Unreinvested dividends	-	(0.3)	(0.1)	(0.4)
Net outflows	(5.2)	(9.1)	(0.5)	(14.8)

Transfers(1)	(0.1)	0.1	-	-

Market depreciation	(77.1)	(21.9)	(13.2)	(112.2)

End of Period	$378.6	$125.8	$85.2	$589.6

(1) Transfers of certain client accounts were made among distribution channels resulting from changes in how these accounts are serviced by the firm.

ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
TWELVE MONTHS ENDED SEPTEMBER 30, 2008
($ billions)

	Institutional Investments	Retail	Private Client	Total

Beginning of Period(1)	$513.3	$189.4	$110.6	$813.3

Sales/New accounts	50.8	29.7	12.7	93.2
Redemptions/Terminations	(27.5)	(38.9)	(6.3)	(72.7)
Cash flow	(18.6)	(6.9)	(5.7)	(31.2)
Unreinvested dividends	-	(1.3)	(0.5)	(1.8)
Net inflows/(outflows)	4.7	(17.4)	0.2	(12.5)

Transfers(2)	(0.6)	0.3	0.3	-

Market depreciation	(138.8)	(46.5)	(25.9)	(211.2)

End of Period	$378.6	$125.8	$85.2	$589.6

(1) Prior period AUM has been adjusted to reflect client assets associated with existing services previously not included.
(2) Transfers of certain client accounts were made among distribution channels resulting from changes in how these accounts are serviced by the firm.

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ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
BY INVESTMENT SERVICE
AT SEPTEMBER 30, 2008
($ billions)

	Institutional Investments	Retail	Private Client	Total
Equity:
Value
U.S.	$33.1	$21.4	$17.7	$72.2
Global & International	127.6	35.8	16.5	179.9
	160.7	57.2	34.2	252.1
Growth
U.S.	21.8	16.3	11.6	49.7
Global & International	58.9	14.8	8.2	81.9
	80.7	31.1	19.8	131.6

Total Equity	241.4	88.3	54.0	383.7

Fixed Income:
U.S.	67.2	9.2	30.4	106.8
Global & International	54.7	24.8	0.8	80.3
	121.9	34.0	31.2	187.1

Other(1)
U.S.	8.4	3.5	-	11.9
Global & International	6.9	-	-	6.9
	15.3	3.5	-	18.8

Total:
U.S.	130.5	50.4	59.7	240.6
Global & International	248.1	75.4	25.5	349.0
	$378.6	$125.8	$85.2	$589.6

(1) Includes Index, Structured and Asset Allocation services.

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ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
($ billions)

	Three Month Period		Twelve Month Period
	09/30/08	9/30/2007(1)	09/30/08	9/30/2007(1)

Ending Assets Under Management	$589.6	$813.3	$589.6	$813.3

Average Assets Under Management	$669.2	$794.1	$746.7	$745.2

(1) Prior period AUM has been adjusted to reflect client assets associated with existing services previously not included.

ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
BY CLIENT DOMICILE
AT SEPTEMBER 30, 2008
($ billions)

	Institutional Investments	Retail	Private Client	Total

U. S. Clients	$177.4	$97.7	$82.5	$357.6
Non-U.S. Clients	201.2	28.1	2.7	232.0
Total	$378.6	$125.8	$85.2	$589.6

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